Exhibit 10.23

AMENDMENT ONE TO THE

EXPRO GROUP HOLDINGS N.V.

AMENDED AND RESTATED U.S. EXECUTIVE

CHANGE-IN-CONTROL SEVERANCE PLAN

RECITALS

WHEREAS, Expro Group Holdings N.V. (the “Company”) previously adopted the Expro Group Holdings N.V. Amended and Restated U.S. Executive Change-in-Control Severance Plan (the “Plan”) for the benefit of its qualifying employees;

WHEREAS, the Company desires to amend the Plan to revise lump sum payment which may be used as COBRA premiums following an Involuntary Termination provided in Section 3(a)(ii);

WHEREAS, the Company has the authority to amend the Plan pursuant to Section 7(e) thereof; and

WHEREAS, terms used but not defined herein shall have the meaning ascribed to them in the Plan.

NOW, THEREFORE, BE IT RESOLVED that effective January 1, 2026,

(a)         Section 3(a)(ii) of the Plan is hereby amended to be and read as follows (deletions struck through; additions bolded and underlined):

“(ii)        The Covered Executive shall receive a lump sum ~~of $22,500.00~~ equal to twenty-four (24) times the monthly employer portion of the premium for the coverage under the Company’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the Covered Executive under the group health benefit plan immediately before the date of termination which may be used to pay COBRA premiums following the Involuntary Termination. The Covered Executive shall receive the ~~$22,500.00~~ lump sum payment on the last business day of the month that is sixty (60) days after the date of termination.”

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IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and on its behalf as of December 9, 2025 by a duly authorized officer.

Expro Group Holdings N.V. By: /s/ John McAlister Its: General Counsel

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